Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

I, Paul Durando, certify that:

The Form 10-Q of Nu Horizons Electronics Corp. for the period ended November 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Nu Horizons Electronics Corp. for the periods presented.

This certification is being furnished pursuant to 18 U.S.C. Section 1350 and, except to the extent required by the Sarbanes-Oxley Act of 2002, shall not be deemed to be filed as part of the periodic report described herein nor shall it be deemed filed by Nu Horizons Electronics Corp. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

/s/ Paul Durando
Paul Durando
Vice President, Finance and Chief Financial Officer
Date: January 7, 2005

A signed original of this written statement required by section 1350 has been provided to Nu Horizons Electronics Corp. and will be retained by Nu Horizons Electronics Corp. and furnished to the Securities and Exchange Commission or its staff upon request.